EXHIBIT 10.1

                                AMENDMENT NO. 1

                                       TO

                              EMPLOYMENT AGREEMENT


               THIS AMENDMENT NO. 1 to the Employment Agreement between DOBI Medical International, Inc. (the "Company") and Phillip C. Thomas ("Executive"), dated December 9, 2003 is made as of the 10th day of March, 2005, between the Company and Executive (the "Amendment").

               WHEREAS, the Company and Executive agree that it is in the interests of both parties that Executive continue to serve the Company pursuant to Executive's Employment Agreement; and

               WHEREAS, Executive has met certain milestones that resulted in Executive's entitlement to a bonus pursuant to the Employment Agreement, yet Executive has agreed to waive this obligation on behalf of the Company as set forth in this Amendment; and

               WHEREAS, Executive has agreed to waive certain payments due him upon a Change of Control as that term is defined in the Employment Agreement.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. AMENDMENTS TO THE EMPLOYMENT AGREEMENT. The Employment Agreement is hereby amended as follows in compliance with Section 12 of the Employment
Agreement:

               (a) Section 4.1 is amended to delete the requirement that Executive be provided with an annual salary adjustment for the year 2005.

               (b) Section 4.2(b) is waived.

               (c) Section 4.2(d) is amended to delete any obligation to pay a bonus to Executive for the year 2005. It remains in full force and effect with respect to its other terms.

               (d) A new Section, 4.2(e) is added as follows: upon approval of this Amendment by the Board of Directors, the Company shall grant to Executive stock options to purchase 75,000 shares of Company common stock at the fair market value of such shares as of the closing price on the date of grant. Such options shall vest pursuant to the terms established in Section 4.3 of the Employment Agreement, which vesting shall commence on the day of the grant.

               (e) Section 6.4(a)(iv), relating to the lump sum payment as a result of a Change in Control, is deleted. It remains in full force and effect with respect to its other terms.

         2. Payment to Executive. Executive has agreed to the amendments herein in exchange for a payment of $125,000 gross (less applicable payroll taxes and withholdings) which is due and subject to the completion of the current planned PIPE transaction expected to close within the next 60 days. Payment shall be made within five (5) business days of


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the completion of such transaction. The failure to make the payment set forth in this paragraph 2 shall constitute a material breach of the Employment Agreement.

         3. No Other Amendments. Except as amended hereby, the Employment Agreement shall be and remains in full force and effect in accordance with its original terms.

         4. Counterparts; Telefacsimile Signatures. This Agreement may be executed in multiple counterparts and by telefacsimile signature, each of which shall be deemed an original, and all of which taken together shall constitute one instrument.

         5. This Amendment No. 1 is subject to approval by the Board of Directors of Company.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.




                                 ON BEHALF OF THE MEMBERS OF THE BOARD OF
                                 DIRECTORS OF DOBI MEDICAL INTERNATIONAL, INC.


                                 By: /s/Robert Machinist
                                     -------------------------------------------
                                 Name:   Robert Machinist
                                 Title:  Chairman of the Board



                                 EXECUTIVE

                                 /s/Phillip C. Thomas
                                 -----------------------------------------------
                                 Phillip C. Thomas